News Release

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(913) 764-1045

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Chuck Gillman Appointed to the Board of Directors of Hooper Holmes
OLATHE, Kan.--(BUSINESS WIRE)-- Hooper Holmes, Inc. (NYSE MKT: HH) has appointed Charles M. Gillman, an experienced strategist and financier to a new seat on the Company’s Board of Directors effective November 1, 2015.
Ronald V. Aprahamian, Chairman of Hooper Holmes, commented, "Chuck brings proven capital management strategies and a record of helping companies like ours attract capital market attention. We look forward to working with him to continue building long-term shareholder value."
Chuck Gillman commented, "The health and wellness industry is an attractive market with substantial growth prospects. Employers and employees are seeking to identify and change poor behaviors that often lead to the chronic disease epidemic our country is facing. I am excited to bring my strategic and capital markets experience to the Hooper Holmes Board.”
"We are pleased to have Chuck join our Board of Directors," added Henry Dubois, Chief Executive Officer of Hooper Holmes. "We look forward to working with him and leveraging his valuable experience and contacts to grow and expand our business."
Mr. Gillman is the head of IDWR Multi-Family Office with expertise in working with publicly traded companies focused on improving their presence in the capital markets. His organization evolved from experience in the 1990’s designing operational turnarounds of US and International companies while at McKinsey and Company. He is also a Director on the Board for Digirad (NASDAQ: DRAD), a health care services company. He holds a bachelor’s degree from the Wharton School.

About Hooper Holmes

Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs.
More information is available at hooperholmes.com and at accountablehealthsolutions.com.

This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to realize the expected benefits from this acquisition and our strategic alliance with Clinical Reference Laboratory; our ability to successfully implement our business strategy and integrate Accountable Health Solutions’ business with ours; our ability to retain and grow our customer base; our ability to recognize operational efficiencies and reduce costs; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenant in our credit facility and the financing for this acquisition; and the rate of growth in the Health and Wellness market. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.

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